UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Cohen & Steers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32236	14-1904657
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

280 Park Avenue, New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 832-3232

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of Cohen & Steers, Inc. (the “Company”) was held on May 19, 2011.

(b) The shareholders (i) elected all the Company’s nominees for director, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2011, (iii) approved, in a non-binding vote, the compensation of the Company’s named executive officers, and (iv) recommended, in a non-binding vote, that the approval of the compensation of the Company’s named executive officers should occur every year. The final number of votes cast for, against or abstained, as well as the number of broker non-votes with respect to each matter are set forth below.

(i)	Election of Directors:

	Aggregate Votes
Nominees	For	Against	Abstained	Broker Non- Votes
Martin Cohen	39,471,964	81,471	13,514	2,482,303
Robert H. Steers	39,471,964	81,471	13,514	2,482,303
Richard E. Bruce	39,416,766	145,819	4,364	2,482,303
Peter L. Rhein	39,416,564	146,021	4,364	2,482,303
Richard P. Simon	39,331,299	231,286	4,364	2,482,303
Edmond D. Villani	39,414,975	147,610	4,364	2,482,303

(ii)	Ratification of Appointment of Deloitte & Touche LLP:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
41,998,890	46,042	4,320	N/A

(iii)	Approval, by non-binding vote, of the compensation of the named executive officers:

Aggregate Votes
For	Against	Abstained	Broker Non-Votes
35,454,832	1,297,873	2,814,244	2,482,303

(iv)	Recommendation, by non-binding vote, of the frequency of shareholder votes on named executives officer compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
36,125,790	4,273	623,154	2,813,732	2,482,303

With respect to the preceding matters, holders of our common stock are entitled to one vote per share.

As disclosed above, a majority of the votes cast voted, in a non-binding vote, in favor of having a shareholder vote to approve the compensation of Company’s named executive officers every year. In light of such vote, and consistent with the Company’s recommendation, the Company’s board of directors determined that it currently intends to include an advisory vote to approve the compensation of the Company’s named executive officers every year until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cohen & Steers, Inc. (Registrant)

Date: May 23, 2011	By:	/s/ Salvatore Rappa
Name: Salvatore Rappa Title: Senior Vice President and Assistant Secretary

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